Exhibit 99.1

Xencor Appoints Nancy Valente, M.D., to Board of Directors

MONROVIA, Calif.--September 9, 2022-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of cancer and autoimmune diseases, today announced the appointment of Nancy Valente, M.D., to its board of directors. Dr. Valente has more than 20 years of experience in late-stage biopharmaceutical product development, and she most recently served as a senior vice president at Genentech, a member of the Roche Group, and as its global head and co-lead of global product development of its oncology and hematology therapeutic area.

“Dr. Valente is a recognized and accomplished biotechnology executive with broad expertise in late-stage oncology clinical development, and she served a critical role for numerous product launches. We are thrilled to welcome Nancy to our Board, and we look forward to working with her,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor.

Concurrent with the appointment of Dr. Valente, Xencor’s Board of Directors accepted the resignation of Yujiro S. Hata, who had served as a director since 2015.

“We would like to thank Yujiro for his immense contributions to Xencor’s growth and his leadership in our business development and corporate partnership efforts, providing valuable guidance and oversight to a centerpiece of Xencor’s strategy to build a fully integrated biopharmaceutical company,” added Dr. Dahiyat.

In her most recent role at Genentech, Dr. Valente was responsible for setting the strategy for the oncology/hematology product development department, including clinical development, collaboration activities and budget management. She played a critical role in the development of new therapies for patients with serious illnesses, including the approvals of GAZYVA®, VENCLEXTA®, POLIVY® and HEMLIBRA®. Dr. Valente has held various positions with increasing responsibilities at Genentech and then at Roche after Genentech was acquired by Roche, including vice president for global product development for oncology, hematology franchise and senior group medical director, leader for hematology development. Prior to Genentech, she served in senior-level positions at Anosys, Inc. and Coulter Pharmaceutical, Inc., and earlier in her career, she held academic positions at the University of California, San Francisco (UCSF). Dr. Valente serves on the Boards of Directors of Myovant Sciences GmbH and Immatics N.V. Dr. Valente received her M.D. from the University of Missouri and completed her internal medicine training at Oregon Health & Science University, followed by fellowships in hematology at Stanford University and oncology at UCSF.

GAZYVA and POLIVY are registered trademarks of Genentech, Inc. HEMLIBRA is a registered trademark of Chugai Pharmaceutical Co., Ltd. VENCLEXTA is a registered trademark of AbbVie Inc.

About Xencor, Inc.

Exhibit 99.1

Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein's structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, in each case as described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2021 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contacts

For Investors:
Charles Liles
cliles@xencor.com
626-737-8118

For Media:
Jason I. Spark
Evoke Canale
jason.spark@evokegroup.com
619-849-6005